SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
October 18, 2012

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 18, 2012, Environmental Tectonics Corporation (the “Company”) held its Annual Meeting of Stockholders.

The Company provides the following information regarding the results of the matters voted on by Stockholders at the Annual Meeting:

a)
The shareholders elected George K. Anderson, M.D., Linda J. Brent, H. F. Lenfest, William F. Mitchell, Roger Colley, George A. Sawyer, and Winston E. Scott to the Board of Directors of the Company pursuant to the vote set forth below:

Director	Votes For	Votes Withheld
George K. Anderson, M.D.	15,570,148	948,400
Linda J. Brent	15,570,248	948,300
H. F. Lenfest	15,953,167	565,381
William F. Mitchell	15,955,098	563,450
Roger Colley	15,568,148	950,400
George A. Sawyer	15,568,148	950,400
Winston E. Scott	14,409,204	2,109,344

b)
The Stockholders ratified the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 22, 2013.  The number of shares cast in favor of the ratification of McGladrey & Pullen LLP, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
15,589,237	745,583	6,471	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: October 22, 2012	By:	/s/ Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Chief Financial Officer